Exhibit 1.1

KeyCorp

Senior Medium-Term Notes, Series S

Subordinated Medium-Term Notes, Series T

Due Nine Months or More From Date of Issue

DISTRIBUTION AGREEMENT

June 16, 2023

GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282

AND EACH OF THE OTHER AGENTS LISTED

ON SCHEDULE I HERETO

Ladies and Gentlemen:

KeyCorp, an Ohio corporation (the “Company”), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of its Senior Medium-Term Notes, Series S and Subordinated Medium-Term Notes, Series T Due Nine Months or More From Date of Issue pursuant to the registration statement referred to below, upon notice to each of you (individually, an “Agent,” and collectively, the “Agents,” which term shall include any additional agents appointed pursuant to Section 15 hereof) and the Trustees (defined below) as set forth in this Agreement. The Notes may be issued as senior indebtedness (the “Senior Notes”) or as subordinated indebtedness (the “Subordinated Notes” and, together with the Senior Notes, the “Notes”) of the Company. The Senior Notes will be issued under an indenture, dated as of June 10, 1994 (as the same may be supplemented or amended from time to time, the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as Trustee (the “Senior Trustee”), and the Subordinated Notes will be issued under an indenture, dated as of June 10, 1994 (as the same may be supplemented or amended from time to time, the “Subordinated Indenture”), between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as Trustee (the “Subordinated Trustee”). The Senior Indenture and Subordinated Indenture are herein sometimes collectively referred to individually as an “Indenture” and collectively as “Indentures” and the Senior Trustee and Subordinated Trustee are herein sometimes collectively referred to individually as a “Trustee” and collectively as the “Trustees.” Wherever the terms “Indenture” and “Trustee” are used with respect to a specific issuance of Notes they shall mean the Senior Indenture and Senior Trustee, in the case of an issuance of unsecured and unsubordinated Notes, and the Subordinated Indenture and Subordinated Trustee, in the case of an issuance of unsecured and subordinated Notes. The Notes shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the supplement to the Basic Prospectus referred to below. The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture. This Distribution Agreement (this “Agreement”) replaces and supersedes the Distribution Agreement, dated as of June 9, 2020, between the Company and the Agents (as such term is defined therein).

On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Notes directly to investors (other than broker-dealers, except as provided in Section 2(a)) on its own behalf, the Company hereby (i) appoints the Agents as the agents of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to any Agent, as principal, it will enter into a terms agreement (which shall be substantially in the form of Exhibit A hereto and which may take the form of an oral agreement confirmed in writing or any exchange of any standard form of written telecommunication between you and the Company) or other separate agreement to which you and the Company shall otherwise agree, relating to such sale in accordance with the provisions of Section 2(b) hereof (any such terms agreement or other separate agreement to which you and the Company shall otherwise agree shall hereinafter be referred to as a “Terms Agreement”).

The Company has prepared and filed a registration statement on Form S-3ASR (No. 333-272573), including a prospectus, relating to the Notes, with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act supplements to the Basic Prospectus included in the Registration Statement that will describe certain terms of the Notes. The Registration Statement, including the exhibits thereto, as amended to the Commencement Date (as hereinafter defined) is herein referred to as the “Registration Statement” and the prospectus in the form in which it appears in the Registration Statement is herein referred to as the “Basic Prospectus.” The Basic Prospectus as supplemented by the prospectus supplement or supplements (each, a “Prospectus Supplement”) specifically relating to the Notes, including a Pricing Supplement (as defined below), in the form filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act is hereinafter referred to as the “Prospectus” (including any information included in such Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”)). Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a “preliminary prospectus”) or any Prospectus Supplement previously filed with the Commission or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Registration Statement, the Basic Prospectus, the preliminary prospectus, or the Prospectus, as the case may be; and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a “Pricing Supplement”), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Registration Statement, the Basic Prospectus, any preliminary prospectus, Prospectus Supplement or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

1. Representations. The Company represents and warrants to, and agrees with, each Agent as of the Commencement Date (as hereinafter defined), as of each date on which you solicit offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus, any preliminary prospectus, any Prospectus Supplement and the Prospectus, each as amended or supplemented to each such date):

(a) (1) The Registration Statement became effective when filed with the Commission; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; (2) the Company meets the requirements for use of an automatically effective shelf registration statement on Form S-3 under the Securities Act and has not been notified by the Commission of any objection to the use of the automatic shelf registration statement on Form S-3; and (3) other than any preliminary prospectus, the Prospectus, and any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than Agents in their capacity as underwriters of Notes) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy any Notes (each such communication by the Company or its agents and representatives being referred to herein as an “Issuer Free Writing Prospectus”) other than, in respect of any particular issue of Notes, (i) a term sheet agreed between the Company and the relevant Agents containing solely a description of the offered Notes (a “Term Sheet”) and (ii) any written communication approved in writing in advance by the relevant Agents (each such document being referred to in clauses (i) and (ii) herein as a “Specified Issuer Free Writing Prospectus”).

(b) (1) (i) At the respective times the Registration Statement and each amendment thereto became effective, including at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act and at the Time of Delivery (as defined below), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”); (ii) the Basic Prospectus and the Prospectus when filed with the Commission complied and will comply in all material respects with the Securities Act and the Trust Indenture Act; and (iii) each Prospectus Supplement and Specified Issuer Free Writing Prospectus, if any, complied and will comply in all material respects with the Securities Act and has been filed or will be filed in accordance with the Securities Act (to the extent required thereby); and (2) (i) at the respective times the Registration Statement and each amendment thereto became effective, including at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) under the Securities Act, and at the Commencement Date, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of any date on which the Company accepts an offer to purchase Notes (the “Initial Sale Time”) and as of the time and date set forth in the Terms Agreement relating to an issue of Notes or, when not otherwise agreed to between the Company and the applicable Agents, the time and date when an Agent first conveys to purchasers the pricing terms of an issue of Notes set forth in the applicable Specified Issuer Free Writing Prospectus (the “Applicable Time”), the Basic Prospectus, the Prospectus Supplements and the applicable Specified Issuer Free Writing Prospectus(es), if any, all considered together (collectively, the “General Disclosure Package”) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of its date and at the Time of Delivery, the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent specifically for use in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus.

(c) The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied, or will comply, as the case may be, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (including, but not limited to, applicable rules and regulations relating to eXtensible Business Reporting Language), and none of such documents, when read together with the other information in the General Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, or any amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption in Rule 163 under the Securities Act, and (iv) at the Initial Sale Time, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay any fees required by the Commission relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and (ii) as of the Initial Sale Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Specified Issuer Free Writing Prospectus and the Term Sheet does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Specified Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Agent specifically for use therein.

(g) The financial statements and the supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as at the dates indicated in such financial statements, and the respective results of operations for the periods specified in such financial statements, in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the rules and regulations thereunder, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries; (ii) KeyBank National Association (“KeyBank”), the Company’s national bank subsidiary, is duly organized and in good standing and is a validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such; each of the Company’s other significant subsidiaries, as defined in Regulation S-X (the “Significant Subsidiaries”), is duly organized and in good standing and is validly existing under the laws of the jurisdiction of its organization with requisite power and authority under such laws to conduct its business; and (iii) all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and nonassessable (except, with respect to any subsidiary that is a national bank, as provided by Section 55 of Title 12 of the United States Code).

(i) Each of this Agreement and any applicable Terms Agreement has been or will be duly authorized, executed and delivered by the Company.

(j) The Notes have been or will be duly authorized and established in conformity with the provisions of the relevant Indenture and any applicable Terms Agreement, and, when issued and delivered in accordance with the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement and any applicable Terms Agreement, will have been duly executed, issued and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits provided by the Indentures; the Indentures have been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitute valid and binding instruments, enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indentures conform, and the Notes of any particular issuance of Notes will conform in all material respects, to the summary descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus, as amended or supplemented to relate to such issuance of Notes.

(k) Neither the Company nor any of its Significant Subsidiaries is in violation of its organizational documents. The execution and delivery by the Company of this Agreement, the Notes, the Indentures and any applicable Terms Agreement, the issue and sale of the Notes and the performance by the Company of all of its obligations under this Agreement, the Notes, the Indentures and any Terms Agreement, does not require any consent, approval, authorization or order of any court or governmental agency, that has not been obtained or as may be required under state blue sky laws, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan agreement, notes, lease or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is subject or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action contravene or result in any violation of the provisions of the Third Amended and Restated Articles of Incorporation of the Company, as amended, or Third Amended and Restated Regulations of the Company, as amended (collectively, the “Organizational Documents”) or any applicable statute, rule, or regulation or to the best of its knowledge, any order of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties.

(l) To the knowledge of the Company and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no threatened action, suit or proceeding that could reasonably be expected to result in any material adverse change in the condition (financial or other), business or results of operations of the Company and its subsidiaries taken as a whole, or could reasonably be expected to materially and adversely affect the properties or assets thereof (in any such case, a “Material Adverse Effect”).

(m) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been a Material Adverse Effect, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(n) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(o) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of, or other person “associated with” (within the meaning of the Bribery Act (as defined below)), the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) (including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money or other property, or a gift, promise to give or authorization of the giving of anything of value, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA) or the U.K. Bribery Act of 2010, as amended, and the rules and regulations thereunder (the “Bribery Act”); and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(p) (A) To the knowledge of the Company, the operations of the Company and its subsidiaries are currently in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”); and (B) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(q) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including without limitations, Crimea, the non-government controlled areas of Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”)), and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently (or at the time of the application of such proceeds) subject to any U.S. sanctions administered by OFAC.

(r) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(s) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer of the Company; and the Company has utilized such controls and procedures in preparing and evaluating the disclosures in the General Disclosure Package and the Prospectus.

(t) There is and has been no failure on the part of the Company and, to the best of its knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(u) To the knowledge of the Company, the Company and its subsidiaries are each in compliance with all laws and regulations administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau and any other federal or state bank regulatory authorities with jurisdiction over the Company and its subsidiaries, except for such failures to be in compliance as would not reasonably be expected to result in a Material Adverse Effect.

(v) To the knowledge of the Company and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no material security breach or other material compromise of the Company’s or its subsidiaries’ information assets, data, technology, computer systems or networks (collectively, “IT Systems and Data”); and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data.

2. Solicitations as Agent; Purchases as Principal. (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company and upon the Company’s instruction, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the General Disclosure Package and the Prospectus. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent(s), solicit or accept offers to purchase, or sell, Notes or any other debt securities with a maturity at the time of original issuance of nine months or more except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Notes directly on its own behalf to investors (other than broker-dealers, except to the extent set forth in the next succeeding sentence). The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit and accept offers to purchase Notes through any agent other than an Agent without amending this Agreement to appoint such agent an additional Agent pursuant to Section 15 hereunder and without giving the Agents prior notice of such appointment; except, that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, only if, (i) such agent is engaged on terms substantially similar (including the same commission schedule as set forth herein) to the applicable terms of this Agreement (without being required to become a party hereto) and (ii) the Agents are given notice of such purchase promptly, in each case after the purchase is agreed to.

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day’s prior notice from the Company, each Agent will suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed.

Each purchase of Notes shall be (i) at a discount from the principal amount of such Notes as agreed between the Company and such Agent or (ii) as otherwise agreed between the Company and such Agent.

The Agents are authorized to solicit offers to purchase Notes only in the principal amount of $1,000 (or, in the case of Notes not denominated in U.S. dollars, the equivalent thereof in the applicable foreign currency or composite currency, rounded down to the nearest 1,000 units of such foreign currency or composite currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such foreign currency or composite currency). Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Notes, as a whole or in part, that it considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements under this Agreement. The procedural details relating to the issue and delivery of Notes sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).

(b) Purchase as Principal. The Company may also sell Notes to one or more Agent(s) acting as principal for its own account or for resale to one or more investors. Each sale of Notes to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent.

The commitment of any Agent to purchase Notes as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties (made or deemed to have been made as of the date of the Terms Agreement and as of the Time of Delivery (as defined below)) of the Company herein contained and shall be subject to the terms and conditions set forth herein and in the applicable Terms Agreement. Each Terms Agreement by an Agent to purchase Notes as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Notes, the maturity date of such Notes, the interest rate or interest rate basis, if any, applicable to such Notes, any other terms of such Notes, the time and date and place of delivery of and payment for such Notes (the time and date of any and each such delivery and payment, the “Time of Delivery”), any provisions relating to rights of underwriters acting together with such Agent in the reoffering of Notes, and, except as otherwise indicated in such Terms Agreement, shall require the delivery of opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures.

Unless otherwise specified in the applicable Terms Agreement, if you are purchasing Notes as principal you may resell such Notes to other dealers or to investors and other purchasers. Any such sales to other dealers may be at a discount, which shall not exceed the amount set forth in the Pricing Supplement relating to such Notes. Any such sales to investors and other purchasers may be at prevailing market prices, or prices related thereto at the time of such resale, at negotiated prices or otherwise, as determined by the Agent.

If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more of such Agents shall fail at the Time of Delivery to purchase the Notes which it or they are obligated to purchase (the “Defaulted Notes”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one or more of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period; then:

(i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents at the Time of Delivery, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations bear to the purchase obligations of all nondefaulting Agents; or

(ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents at the Time of Delivery, such agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to the preceding paragraph shall relieve any defaulting Agent from liability in respect of its default. Any such defaulting Agent shall reimburse the Company, within 15 days of the receipt by such defaulting Agent of an invoice from the Company, for any duly documented reasonable expenses incurred by the Company as a result of the default by such defaulting Agent. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

(c) Obligations Several. The Company acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of this Section 2, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

(d) Administrative Procedures. The Agents and the Company agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the “Administrative Procedures”) attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

3. Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) or as a condition precedent to your obligation to begin soliciting offers to purchase Notes as agent of the Company shall be delivered to the Agents at the offices of Sidley Austin LLP, 787 7th Avenue, New York, New York 10019, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Notes is commenced or the first date on which the Company accepts an offer by any Agent to purchase Notes as principal (such time and date being referred to herein as the “Commencement Date”).

4. Covenants of the Company. The Company covenants and agrees with each Agent: (a) (i) To make no amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement which shall be reasonably disapproved by any Agent after reasonable opportunity to comment thereon, provided, however, that the foregoing shall not apply to any of the Company’s periodic filings with the Commission described in subsection (iii) below, copies of which filings the Company will cause to be delivered to the Agents promptly after their transmission to the Commission for filing; (ii) subject to the foregoing clause (i), (A) promptly to cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act, (B) to prepare, with respect to any Notes to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and to file such Pricing Supplement in accordance with Rule 424(b) under the Securities Act, and (C) if agreed between the Company and such Agent, to prepare a Term Sheet, to file such Term Sheet in accordance with Rule 433(d) under the Securities Act and promptly to file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; and (iii) promptly to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes. The Company will promptly advise each Agent (A) of the filing of any amendment or supplement to the Prospectus, the use of any Issuer Free Writing Prospectus, or any amendment to the Registration Statement and of the effectiveness of any such amendment to the Registration Statement; (B) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus, a Prospectus Supplement or any document filed pursuant to the Exchange Act that is incorporated by reference in the Registration Statement or the Prospectus; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement; or of any request by the Commission for any amendment or supplement of the Registration Statement or Prospectus or for additional information relating thereto or to any document incorporated by reference in the Registration Statement or the Prospectus; and (D) of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, the receipt by the Company of any notification with respect to any suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose. The Company agrees to use every reasonable effort to prevent the issuance of any such stop order or of any order suspending any such qualification and, if issued, to use every reasonable effort to obtain the lifting thereof at the earliest possible moment. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Registration Statement or the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

(b) To use its reasonable best efforts to qualify the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required in connection with the distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Agents) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as such Agent may reasonably designate; provided, however, that the Company shall not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

(c) To furnish each Agent and counsel to the Agents, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (d) below, to furnish each Agent as many copies of the General Disclosure Package and the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as such Agent may reasonably request.

(d) If at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event shall occur as a result of which, in the opinion of counsel for the Agents or counsel for the Company, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or, if in the opinion of either such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the requirements of the Securities Act, or if at any time following the issuance or use of an Issuer Free Writing Prospectus, any event shall occur or condition exist as a result of which such Issuer Free Writing Prospectus conflicted or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances at that subsequent time, not misleading, to immediately notify the Agents by telephone (with confirmation in writing) and request each Agent (i) in its capacity as agent of the Company, to suspend solicitation of offers to purchase Notes from the Company (and, if so notified, such Agent shall cease such solicitations and cease using the General Disclosure Package and Prospectus as soon as practicable, but in any event not later than one business day later); and (ii) to cease sales of any Notes such Agent may then own as principal. If the Company shall decide to amend or supplement the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, the General Disclosure Package, the Prospectus or such Issuer Free Writing Prospectus, reasonably satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented documents to the Agents in such quantities as you may reasonably request. Notwithstanding the foregoing, if there is incorrect information in the written information furnished by the Agent or Agents to the Company for use in the Prospectus and if such Prospectus is required as a result thereof to be reprinted, then the expense of reprinting such Prospectus shall be borne, severally, by the Agent or Agents who shall have furnished such incorrect information. If any such amendment or supplement and any documents and certificates furnished to the Agents pursuant to Section 4(e) in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Registration Statement, the General Disclosure Package, the Prospectus or Issuer Free Writing Prospectus, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 4(d), until the distribution of any Notes any Agent may own as principal has been completed or in the event such Agent, in the opinion of its counsel, is otherwise required to deliver a prospectus in respect of a transaction in the Notes, if any event described in this Section 4(d) occurs the Company will, at its own expense, promptly prepare and file with the Commission an amendment or supplement, satisfactory in all respects to such Agent, that will correct such statement or omission or effect such compliance, will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request and shall furnish to such Agent pursuant to Section 4(e) such documents and certificates as it may request in connection with the preparation and filing of such amendment or supplement.

(e) To furnish to the Agents during the term of this Agreement such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the General Disclosure Package, the Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, the Administrative Procedures, any applicable Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

(f) To suspend solicitation of purchases of the Notes, and to notify the Agents promptly in writing of such suspension, upon receiving notice from any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any of the securities of, or guaranteed by, the Company.

(g) To make generally available to its security holders (as defined in Rule 158 under the Securities Act) and to such Agent as soon as practicable but not later than 45 days after the close of each the first three fiscal quarters of each fiscal year and 90 days after the close of each fiscal year, earnings statements which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering periods of at least 12 months beginning in each case with the first day of the fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement with respect to each sale of Notes.

(h) So long as any Notes are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to holders of the Notes and copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and all material reports or other communications (financial or other) furnished to or filed with any national securities exchange on which any class of securities of the Company is listed as the Agents may from time to time reasonably request.

(i) That, from the date of any applicable Terms Agreement with such Agent or other agreement by such Agent to purchase Notes as principal with a maturity of one year or longer and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are denominated in the same currency as such Notes and with a maturity of one year or longer, without the prior written consent of such Agent.

5. Costs and Expenses. The Company covenants and agrees with each Agent that the Company will, whether or not any sale of Notes is consummated, pay all costs and expenses incident to the establishment of Medium-Term Notes program contemplated by this Agreement, the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes; (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the General Disclosure Package, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto); (iii) that constitute fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel; (iv) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Agents (or in connection with any Terms Agreement, the applicable Agent) may designate (including fees of counsel for the Agents (or such Agent) and their disbursements); (v) in connection with the listing of the Notes on any stock exchange; (vi) related to any filing with the Financial Industry Regulatory Authority, Inc.; (vii) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, any blue sky memoranda and any Legal Investment Survey and the furnishing to the Agents and dealers of copies of the Registration Statement, the General Disclosure Package and the Prospectus, including mailing and shipping, as herein provided; (viii) payable to rating agencies in connection with the rating of the Notes; (ix) comprising the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder; and (x) any advertising and out-of-pocket expenses incurred by the Agents.

6. Conditions. The obligation of any Agent, as agent of the Company, at any time (“Solicitation Time”) to solicit offers to purchase the Notes, the obligation of any Agent to purchase Notes as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other purchaser to purchase Notes hereunder or under any Terms Agreement shall in each case be subject: (1) to the condition that all representations and warranties of the Company herein are accurate as of each time specified in the initial paragraph of Section 1, as applicable, (2) that all statements of officers of the Company made in any certificate furnished pursuant to the provisions hereof are accurate (i) in the case of an Agent’s obligation to solicit offers to purchase Notes, at and as of such Solicitation Time and (ii) in the case of any Agent’s or any other purchaser’s obligation to purchase Notes, at and as of the time the Company accepts the offer to purchase such Notes and, as the case may be, at and as of the related Time of Delivery or time of purchase; (3) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Company shall have complied with all its agreements and all conditions on its part to be performed or satisfied hereunder; and (4) to the following additional conditions when and as specified:

(a) Prior to such Solicitation Time or corresponding Time of Delivery or time of purchase, as the case may be:

(i) the Prospectus as amended or supplemented (including, if applicable, the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act;

(iii) there shall not have occurred any change or any development in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the applicable Agent, materially impairs the investment quality of the Notes; and

(iv) (A) trading generally shall not have been suspended on or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Stock Market, minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities shall not have been required, on the New York Stock Exchange or the NASDAQ Stock Market, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction; (B) trading in any securities of the Company shall not have been suspended by the Commission or a national securities exchange or in any over-the-counter market; (C) any major disruption of settlements of securities shall not have occurred and a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities; or (D) there shall not have occurred any outbreak or escalation of hostilities in which the United States is involved, a declaration of war by Congress, any major act of terrorism against the United States, any other substantial national or international calamity or crisis or any other event or occurrence of a similar character if, in the judgment of such Agent or Agents or of such other purchaser, the effect of any such outbreak, escalation, declaration, calamity or other event or occurrence makes it impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the General Disclosure Package or the Prospectus as amended or supplemented at the Solicitation Time or at the time such offer to purchase was made. Promptly after the determination by any such Agent or other purchaser that it is impractical or inadvisable to market the Notes, such Agent or other purchaser shall notify the Company of such determination in writing; but the omission so to notify the Company shall not act to modify the rights of the Agent or other purchaser under this Section 6(a)(iv)(A).

(b) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the General Counsel and Secretary of the Company, any Vice President and Assistant Secretary of the Company (it being understood that anyone giving an opinion on behalf of the Company shall be an attorney licensed in Ohio or New York, as applicable) and/or Squire Patton Boggs (US) LLP, Counsel to the Company, as indicated in the applicable Prospectus Supplement shall have furnished to the relevant Agent or Agents their written opinion(s), dated as of the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of Ohio and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; KeyBank is a duly organized and validly existing national banking association under the laws of the United States and continues to hold a valid certificate to do business as such; each of the Company and KeyBank has full corporate power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package (if applicable) and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of KeyBank have been duly authorized and validly issued, are fully paid and non-assessable (exceptions to be specified) and (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

(ii) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

(iii) The Notes conform in all material respects to the description thereof contained or incorporated by reference in the General Disclosure Package (if applicable), the Prospectus and the applicable Prospectus Supplement and such description conforms in all material respects to the rights set forth in the instruments, including the applicable Indenture, defining the same.

(iv) The Notes have been duly and validly authorized by the Company and, when executed, authenticated and delivered in accordance with the terms of the applicable Indenture and issued to and paid for by any purchaser of the Notes sold through an Agent as agent or any Agent as principal pursuant to any Terms Agreement or other agreement, will be entitled to the benefits of such applicable Indenture and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms subject (A) to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, (B) to the effect of general principles of equity, enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (C) to the unenforceability of any provision requiring the payment of attorney’s fees, except to the extent that a court determines such fees to be reasonable, (D) to the requirements that a claim with respect to any Notes denominated other than U.S. dollars (or a foreign currency, currency unit or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (E) to any applicable foreign governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, currency unit or composite currency.

(v) Each of the Senior Indenture and the Subordinated Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms subject (A) to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, (B) to the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (C) to the unenforceability of any provision requiring the payment of attorney’s fees, except to the extent that a court determines such fees to be reasonable, (D) to the requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency, currency unit or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (E) to any applicable foreign governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, currency unit or composite currency; and the Indentures have been duly qualified under the Trust Indenture Act.

(vi) The issue and sale of the Notes and the execution and delivery by the Company of the Notes, the Indentures, this Agreement and any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Notes as principal (provided such Terms Agreement or other agreement has been executed and delivered in accordance with this Agreement and the Indentures) and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company or any subsidiary of the Company is a party or by which it or any of them are bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is material to the Company and its subsidiaries, taken as a whole, the Company’s Third Amended and Restated Articles of Incorporation or Third Amended and Restated Regulations, or any order known to such counsel of any court or governmental agency or body having jurisdiction over the Company.

(vii) The Company is not in violation of its Organizational Documents. No consent, approval, authorization, license or order of, registration of, or qualification, filing or registration with, any court or governmental agency or body is required for the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement, any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Notes as principal (provided such Terms Agreement or other agreement has been executed and delivered in accordance with this Agreement and the applicable Indenture) or the Indentures, except such as have been obtained under the Securities Act and the Trust Indenture Act or such as may be required under state securities or blue sky laws in connection with offers and sales of the Notes from the Company and with purchases of Notes.

(viii) The Registration Statement is effective under the Securities Act; any required amendment or supplement to each prospectus relating to the offered Notes (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

(ix) Such counsel is of the opinion that the statements set forth in the Prospectus under the caption “Material United States Tax Considerations,” insofar as they purport to constitute a summary of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects.

(x) Such counsel is of the opinion that at the time the Registration Statement, including without limitation the Rule 430B Information, became effective or is deemed effective, and as of the date such opinion is delivered, the Registration Statement and the Prospectus, and at the time they were filed, each document incorporated by reference therein (other than the financial statements, including the notes and schedules thereto and the audit reports thereon, or any other data or information of a financial or accounting nature set forth or referred to therein or in any document incorporated by reference therein or any exhibits thereto, and the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit thereto, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the respective rules thereunder; provided that in the case of an opinion delivered on the Commencement Date (other than in connection with a Terms Agreement), the opinion and beliefs set forth above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

(xi) Such counsel has no reason to believe that (A) (other than the financial statements, including the notes and schedules thereto and the audit reports thereon, or any other data or information of a financial or accounting nature set forth or referred to therein or in any document incorporated by reference therein or in any exhibits thereto, and the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit thereto, as to which we express no opinion) the Registration Statement, including without limitation the Rule 430B Information, as of its effective date and each deemed effective date, and if an amendment to the Registration Statement or to any document incorporated by reference therein has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, at the time of the most recent such filing, and as of the date such opinion is delivered, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) (other than the financial statements, including the notes and schedules thereto and the audit reports thereon, or any other data or information of a financial or accounting nature set forth or referred to therein or in any document incorporated by reference therein or in any exhibits thereto, and the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit thereto, as to which we express no opinion) the Prospectus, as amended or supplemented, as of its date, at the Commencement Date and the Time of Delivery, contained or contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) has no reason to believe that the General Disclosure Package (if applicable), as of the Applicable Time, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) does not know of any amendment to the Registration Statement required to be filed which is not filed as required; provided that in the case of an opinion delivered on the Commencement Date (other than in connection with a Terms Agreement), the opinion and beliefs set forth in clauses (B) and (C) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

Such opinion or opinions shall be to such further effect with respect to other legal matters relating to this Agreement, and the sale of the Notes, pursuant to this Agreement as counsel for the Agents may reasonably request. Such opinion or opinions shall be limited to New York, Ohio and federal law and, if applicable, the law of the state of incorporation of any other Significant Subsidiaries. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions in which such counsel is not qualified and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Agents, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, KeyBank and the Significant Subsidiaries and certificates of public officials.

(c) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Sidley Austin LLP, counsel to the Agents, shall have furnished to the relevant Agent or Agents such opinion or opinions dated as of the Commencement Date or Time of Delivery, as the case may be with respect to the incorporation of the Company, the validity of the Indenture, the Notes, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent or Agents may reasonably request, and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) (i) On the Commencement Date, any accountants that have prepared financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as then amended or supplemented, shall have furnished to the relevant Agent or Agents a comfort letter, dated as of the Commencement Date, in form and substance satisfactory to the Agents, and (ii) in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the relevant pricing date, any accountants who have prepared financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as then amended or supplemented, shall have furnished to the relevant Agent or Agents (A) a “comfort letter,” dated as of the relevant pricing date, in form and substance satisfactory to the Agents, and (B) a customary “bring-down” of such comfort letter, dated as of the Time of Delivery.

(e) On the Commencement Date, and in the case of a purchase of Notes by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the relevant Agent or Agents shall have received from the Company a certificate or certificates signed by the Chairman of the Board, the President, or the Treasurer, and by the Chief Financial Officer or Chief Accounting Officer, or any other officer of the Company so designated by any one of the foregoing who have sufficient knowledge of the matters being certified as determined by the Company in its sole discretion, dated as of the Commencement Date or Time of Delivery, as the case may be, to the effect that, to the best of their knowledge based upon reasonable investigation (1) the representations and warranties of the Company contained herein are true and correct on and as of the Commencement Date or Time of Delivery, as the case may be, as if made on and as of such date, and the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder or under the applicable Terms Agreement or other agreement at or prior to the Commencement Date or Time of Delivery, as the case may be, and (2) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission.

(f) On the Commencement Date and at each Time of Delivery, the Company shall have furnished to the relevant Agent or Agents such further certificates and documents as such Agent or Agents may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the relevant Agent or Agents. The Company will furnish the relevant Agent or Agents with such conformed copies of such opinions, certificates, letters and other documents as the relevant Agent or Agents shall reasonably request.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Agent, its affiliates, directors and officers and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such person or entity may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, the General Disclosure Package, the Prospectus or any amendment thereof or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such person or entity for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by any such person or entity through an Agent specifically for use therein.

(b) Each Agent severally and not jointly will indemnify and hold harmless the Company and each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such person or entity may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, the General Disclosure Package, the Prospectus or any amendment thereof or supplement thereto or any Specified Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use therein, and will reimburse such person or entity for any legal or other expenses reasonably incurred by such person or entity in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties (and the reasonable fees and expenses of one such separate counsel shall be paid by the indemnifying party). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes to which such losses, claims, damages or liabilities relate or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes to which such losses, claims, damages or liabilities relate (before deducting expenses) received by the Company bear to the total compensation or profit (before deducting expenses) received or realized by the Agents from the purchase and resale, or underwriting, of such Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount of the commissions at which the Notes underwritten by it and distributed to the public to which such losses, claims, damages or liabilities relate were offered to the public exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute shall be several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Securities Act; and the obligations of the Agents under this Section 7 shall be in addition to any liability that the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

8. Termination. (a) This Agreement may be terminated at any time (i) by the Company with respect to any or all of the Agents or (ii) by any Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the discretion of the Agent or Agents that are parties thereto by notice given to the Company prior to the payment for any Note to be purchased thereunder, if at or prior to such time any of the conditions specified in Section 6(a) hereof shall not have been satisfied. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Notes which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the fourth paragraph of Section 2(a), Section 2(c), the last sentence of Section 4(d) and Sections 4(g), 4(h), 5, 7, 9, 10, 12, 13 and 17 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the Time of Delivery to the purchaser or its agent of such Notes has not yet occurred, the provisions of Sections 2(b), 2(d), 4(a) through 4(e), 4(i) and 6 shall also survive. If any Terms Agreement is terminated, the provisions of the last sentence of Section 4(d) and Sections 2(b), 2(d), 4(a), 4(b), 4(e), 4(h) through 4(i), 5, 6, 7, 9, 10, 12, 13 and 17 (which shall have been incorporated by reference in such Terms Agreement) shall survive.

(b) If this Agreement or any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or any Terms Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement or any Terms Agreement or any condition of any Agent’s obligations cannot be fulfilled, the Company agrees to reimburse each Agent or such Agents as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with this Agreement or the offering of Notes.

9. Position of the Agents. Each Agent, in soliciting offers to purchase Notes from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

10. Representations and Agreements to Survive. The respective indemnities, contribution agreements, representations, warranties and other agreements of the Company and its officers and the Agents set forth herein or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, and effective only on receipt, and will be delivered by hand, by mail (postage prepaid) or by facsimile. Communications to the Company will be sent to 127 Public Square, Cleveland, Ohio 44114, Attention: Treasurer (Facsimile Number: 216-689-3832) with a copy to: the Assistant General Counsel responsible for securities matters (Facsimile Number: 216-689-4121). Communications to the Agents will be sent to the notice address(es) or facsimile numbers specified on Schedule I hereto or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 11.

12. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and their respective successors and the officers, directors and controlling persons referred to in Section 7 and (to the extent expressly provided in Section 6) the purchasers of Notes, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.

13. No Fiduciary Duty. The Company hereby acknowledges that (a) any purchase and sale of Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which any of them may be acting, on the other, (b) the Agents are not acting as fiduciaries of the Company and (c) the Company’s engagement of the Agents in connection with any offering hereunder and the process leading up to any offering hereunder is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with any offering hereunder (irrespective of whether any of the Agents has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with this Agreement or any of the transactions contemplated hereby or the process leading to any offering hereunder.

14. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent.

15. Additional Agents. The Company may from time to time appoint any institution as a new agent hereunder in respect of the offer or sale of Notes generally or in relation to a particular tranche of Notes only; in which event, upon such institution’s confirmation and acceptance of such appointment by delivery of an agent accession letter on the terms mutually satisfactory to the Company and such institution or acceptance of a Terms Agreement containing accession provisions mutually satisfactory to the Company and such institution, such institution shall become a party hereto, subject as provided below, with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent hereunder; provided, further, that, in the case of an institution that has become an Agent in relation to a particular tranche of Notes, following the issue of such tranche of Notes, the relevant new Agent shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such tranche of Notes.

16. Business Day. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term “business day” shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banks in New York City are generally required or authorized by law or executive order to close.

17. Applicable Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

18. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method including portable document format (.pdf) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of the Distribution Agreement or Terms Agreement, and any interest and obligation in or under the Distribution Agreement or Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Distribution Agreement or Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Distribution Agreement or Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Distribution Agreement or Terms Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 20: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(Signature pages follow.)

If the foregoing is in accordance with your understanding, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Company and each of you in accordance with its terms.

Very truly yours,

KEYCORP

By:	/s/ Jay M. Luzar
Name: Jay M. Luzar
Title: Treasurer

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Jake Hartmann
Name: Jake Hartmann
Title: Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date
first above written:

BOFA SECURITIES, INC.

By:	/s/ Anthony Aceto
Name: Anthony Aceto
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Managing Director

By:	/s/ Shamit Saha
Name: Shamit Saha
Title: Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Eric Peiffer
Name: Eric Peiffer
Title: Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
Name: Hector Vazquez
Title: Executive Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:

RBC CAPITAL MARKETS, LLC

By:	/s/ Eric Steifman
	Name:	Eric Steifman
	Title:	Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:

SANTANDER US CAPITAL MARKETS LLC

By:	/s/ Richard Zobkiw
	Name:	Richard Zobkiw
	Title	Executive Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:

UBS SECURITIES LLC

By:	/s/ Aaron Dupere
	Name:	Aaron Dupere
	Title:	Associate Director

By:	/s/ John Sciales
	Name:	John Sciales
	Title:	Director

[Signature Page to Medium-Term Notes Distribution Agreement]

Accepted in New York, New York, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

[Signature Page to Medium-Term Notes Distribution Agreement]

SCHEDULE I

Agents

Agent	Address for Notices

Goldman Sachs & Co. LLC	200 West Street New York, New York 10282 Attn: Registration Department Tel: (866) 471-2526

Barclays Capital Inc.	745 7th Avenue New York, New York 10019 Attn: Syndicate Registration Tel: (212) 526-0015 Fax: 1 (646) 834-8133

BofA Securities, Inc.	50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020 Tel: (646) 855-0724 Fax: (212) 901-7881

Citigroup Global Markets Inc.	388 Greenwich Street New York, New York 10013 Attn: Transaction Execution Group Tel: (212) 816-1135 Fax: (646) 291-5209 Email: TEG.NewYork@citi.com

Deutsche Bank Securities Inc.	1 Columbus Circle New York, New York 10019 Attention: Debt Capital Markets Syndicate Tel: (212) 250-6801 With a copy to General Counsel dbcapmarkets.gcnotices@list.db.com

J.P. Morgan Securities LLC	383 Madison Avenue New York, New York 10179 Attn: High Grade Syndicate Desk – 3rd Floor Tel: (212) 834-5724 Fax: (212) 834-6081

KeyBanc Capital Markets Inc.	127 Public Square Cleveland, Ohio 44114-1306 Attn: Debt Capital Markets Tel: (216) 689-3567 Fax: (216) 689-0976

Agent	Address for Notices

Morgan Stanley & Co. LLC	1585 Broadway, 29th Floor New York, New York 10036 Attn: Investment Banking Division Tel: (212) 761-6691 Fax: (212) 507-8999

RBC Capital Markets, LLC	Brookfield Place 200 Vesey Street, 8th Floor New York, New York 10281 Attn: DCM Transaction Management/Scott Primrose Tel: (212) 618-7706 Email: TMGUS@rbccm.com

Santander US Capital Markets LLC	437 Madison Avenue New York, New York 10022 Attn: Debt Capital Markets Tel: (212) 350-3500 Fax: (212) 407-0930

UBS Securities LLC	1285 Avenue of the Americas New York, New York 10019 Attn: Fixed Income Syndicate Tel: (203) 719-1088 Fax: (203) 719-0495

Wells Fargo Securities, LLC	550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Attn: Transaction Management Tel: (704) 410-4792 Fax: (704) 410-0326

EXHIBIT A

Form of Terms Agreement

KeyCorp, an Ohio corporation

[Senior Medium-Term Notes, Series S]

[Subordinated Medium-Term Notes, Series T]

            % [Senior]/[Subordinated] Notes due             , 20

TERMS AGREEMENT

As of                , 20

Attention:

Re: Distribution Agreement, dated as of June 16, 2023 (the “Distribution Agreement”), between KeyCorp     (the “Company”) and the other parties named therein, in connection with the distribution of Medium-Term Notes of the Company

Subject to the Distribution Agreement, [the undersigned agrees to purchase the following principal amount of Notes:

$             ]

[each of the undersigned purchasers (collectively, the “Underwriters”) agree severally and not jointly to purchase from you your Medium-Term Notes, in each case in the principal amount set forth below opposite such purchaser’s name, on the terms set forth in this Terms Agreement:

Name	Principal Amount of Notes
[Agent]	$	[	]
[Agent]	$	[	]
[Agent]	$	[	]
Total	$	[	]

The terms of the Notes are set forth in the term sheet attached as an Annex hereto.

The Applicable Time means         [a.m./p.m.] (Eastern time) on         20 .

Purchase price to the Underwriters is         % of the principal amount of Notes.

The Settlement Date will be                 , 20 .

[Documents to be delivered:

The following documents referred to in the Distribution Agreement shall be delivered:

[(1) The certificate referred to in Section 6(e);]

[(2) The opinions referred to in Sections 6(b) and 6(c);]

[(3) The accountants’ letters referred to in Section 6(d)(ii)]]

The conditions set forth in Section 6(a) of the Distribution Agreement shall apply.

1.

All the provisions contained in the Distribution Agreement are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. [                ,                and                 are each hereby appointed by the Company, and each hereby accepts such appointment, as an Agent for all purposes under the Distribution Agreement, and shall be an Underwriter thereunder for the purchase of the Notes contemplated hereby.] Terms defined in the Distribution Agreement and not otherwise defined herein are used herein as therein defined.

2.

[In addition to the representations and warranties described in Section 1 of the Distribution Agreement, the Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Settlement Date and as of the Solicitation Time, that KeyBanc Capital Markets, Inc. may act as Underwriter in connection with the purchase of Notes hereunder for sale to third parties not otherwise affiliated with the Company and may otherwise hold Notes not otherwise sold.]

3.

Whether or not the transactions contemplated hereby are consummated or this Terms Agreement is terminated, the Company will pay all expenses incident to the performance of the Company’s obligations under this Terms Agreement and the Distribution Agreement.

[AGENT]

By:
Its:

Accepted:

KEYCORP

By:
[Title]

Annex to Terms Agreement

[ATTACH TERM SHEET]

EXHIBIT B

[Administrative Procedures]

KEYCORP

SENIOR MEDIUM-TERM NOTES, SERIES S

SUBORDINATED MEDIUM-TERM NOTES, SERIES T

ADMINISTRATIVE PROCEDURES

FOR FIXED RATE NOTES AND FLOATING RATE NOTES

(Dated as of June 16, 2023)

Senior Medium-Term Notes, Series S (the “Series S Notes”) and Subordinated Medium-Term Notes, Series T (the “Series T Notes,” and, together with the Series S Notes, the “Notes”) are to be offered on a continuing basis by KeyCorp, an Ohio corporation (the “Company”), both directly to investors and through each of Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Santander US Capital Markets LLC, UBS Securities LLC, Wells Fargo Securities, LLC and persons who may from time to time act as agents with respect to the Notes on a nonexclusive, reasonable efforts basis (each an “Agent,” and, collectively, the “Agents”). The Agents may also purchase Notes, as principals, for resale to purchasers. The Notes will be sold pursuant to a Distribution Agreement, dated as of June 16, 2023 (the “Distribution Agreement”), between the Company and each of the Agents. The Notes have been registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement filed on Form S-3ASR (Registration No. 333-272573), which has become effective upon filing (as may be amended, the “Registration Statement”).

The Notes will be issued under either (a) a senior Indenture, dated as of June 10, 1994, as amended by a First Supplemental Indenture, dated as of November 14, 2001, as amended by a Second Supplemental Indenture, dated as of November 13, 2013, and as amended by a Third Supplemental Indenture, dated as of May 23, 2022 (as so amended, the “Senior Indenture”), between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as Trustee (the “Senior Trustee”), and pursuant to an Officers’ Certificate and Company Order, dated as of June 16, 2023, with respect to, among other things, the establishment of the Series S Notes, or (b) a subordinated Indenture, dated as of June 10, 1994, as amended by a First Supplemental Indenture, dated as of November 14, 2001, as amended by a Second Supplemental Indenture, dated as of November 13, 2013, and as amended by a Third Supplemental Indenture, dated as of June 16, 2023 (as so amended, the “Subordinated Indenture”), between the Company and Deutsche Bank Trust Company Americas, as successor to Bankers Trust Company, as Trustee (the “Subordinated Trustee”), and pursuant to an Officers’ Certificate and Company Order, dated as of June 16, 2023, with respect to, among other things, the establishment of the Series T Notes. The Senior Indenture and the Subordinated Indenture are referred to herein collectively as the “Indentures” or individually as an “Indenture,” as applicable. Unless the applicable pricing supplement (the “Pricing Supplement”) states otherwise, Deutsche Bank Trust Company Americas will act as Paying Agent for the payment of principal of and any premium and interest on the Notes and as Security Registrar for the purpose of registering the Notes and transfers of the Notes and Authenticating Agent under the terms of the Indentures and, unless otherwise specified, will perform the additional duties specified herein. Deutsche Bank Trust Company Americas when performing any duties other than Paying Agent, or such other issuing agent that we may designate in the applicable Pricing Supplement, shall be referred to herein as the “Issuing Agent.” The Senior Trustee and Subordinated Trustee are referred to collectively herein as the “Trustees” or individually as a “Trustee,” as applicable. All references to the “Trustee” herein shall mean Deutsche Bank Trust Company Americas in its capacity as Trustee, under the applicable Indenture.

The Notes of each series will be issued initially in book-entry form (each a “Book-Entry Note”). Book-Entry Notes will be represented by one or more fully registered individual global notes (each an “Individual Global Note”), each evidencing Notes having the same terms and conditions, or the Company may elect to issue Book-Entry Notes represented by one or more master global notes (a “Master Global Note”), which evidences the Company’s obligations under the Notes of a particular series identified in the records of the Company maintained by the Issuing Agent, in lieu of an Individual Global Note (each of the Individual Global Notes and Master Global Notes, a “Global Note”; collectively, the “Global Notes”). The Global Notes will be registered in the name of a nominee of The Depository Trust Company, as depositary (“DTC”), or such other depositary that we may designate as specified in the applicable Pricing Supplement (the “Depositary”). Under limited circumstances, the Notes may also be represented by a certificate issued in definitive registered form, without coupons (a “Certificated Note”), as set forth in the Pricing Supplement. Except as set forth in Section 305 of the applicable Indenture, Book-Entry Notes will not be issuable in certificated form. So long as the Depositary or its nominee is the registered holder of any Global Note, the Depositary or its nominee, as the case may be, will be considered the sole holder of the Book-Entry Note represented by such Global Note for all purposes under the applicable Indenture and Note.

In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by the Depositary, the Issuing Agent and the Paying Agent, as applicable, will perform certain custodial, document control and administrative functions as described below, and if DTC is acting as the depositary, they will also perform functions in accordance with their obligations under a Letter of Representations from the Company and the Paying Agent to DTC, dated as of January 25, 2005 and a Letter of Representations from the Company and the Paying Agent to DTC, dated as of June 13, 2011 (the “Letters of Representations”), the Paying Agent’s obligations under a Note Certificate Agreement, dated as of October 21, 1988, between the Paying Agent and DTC (the “Certificate Agreement”), and Paying Agent’s obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Procedures relating to the issuance of the Notes are set forth below. Unless the applicable Pricing Supplement states otherwise, Book-Entry Notes will be issued in accordance with the administrative procedures set forth below as they may subsequently be amended as a result of changes in the Depositary’s operating procedures. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the “Description of Notes” included in the Basic Prospectus, as the same may be amended or supplemented from time to time, or the applicable Indenture.

Notwithstanding anything contained herein, the procedures outlined herein are intended only as guidelines and may be modified, amended or supplemented with respect to any particular issue of Notes as agreed among the Company and the relevant Agent(s), as the context requires. Nothing contained herein shall be construed to vary, alter, modify, amend or supersede any provision of or obligation contained in the Indentures, the Distribution Agreement, the Calculation Agency Agreement, dated as of June 16, 2023, between the Company and the Calculation Agent, the Notes, the Registration Statement, the prospectus contained therein (the “Prospectus”), any applicable prospectus supplement (a “Prospectus Supplement”) and any applicable Pricing Supplement.

ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

Date of Issuance/ Authentication:	Each Global Note will be dated as of the date of its authentication by the Trustee. Each Book-Entry Note shall bear its original issue date (the “Original Issue Date”), provided that following a consolidation of Book-Entry Notes, such date shall be the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Notes.

Issuance:	On any Settlement Date for the issuance of Book-Entry Notes of one or more series, the Company will, (i) with respect to each Note to be evidenced by a Master Global Note, identify the debt obligations under such Note on the records of the Company maintained by the Issuing Agent and, (ii) with respect to each Note to be evidenced by an Individual Global Note, issue, with respect to each tranche of Notes, one or more Individual Global Notes representing Notes of that tranche. No Book-Entry Note will represent any Certificated Note.

With respect to Notes evidenced by Individual Global Notes, except as otherwise specified under “Denominations” below, all Book-Entry Notes of the same tranche which bear interest at a fixed rate (“Fixed Rate Notes”) and which have the same Original Issue Date, interest rate, Maturity Date, redemption terms, if any, Interest Payment Dates and Regular Record Dates and the same provisions, if any, with respect to Original Issue Discount (collectively, the “Fixed Rate Terms”) will be represented initially by a single Individual Global Note in fully registered form without coupons; and all Book-Entry Notes of the same tranche which bear interest at a floating rate (“Floating Rate Notes”) and which have the same Original Issue Date, Base Rate (which may be any rate specified in the applicable Pricing Supplement), Initial Interest Rate, Index Maturity, Spread or Spread Multiplier, if any, minimum interest rate, if any, maximum interest rate, if any, Maturity Date, redemption terms, if any, Interest Payment Dates and Regular Record Dates and the same provisions, if any, with respect to Original Issue Discount (collectively, the “Floating Rate Terms”) will be represented initially by a single Individual Global Note; and all Book-Entry Notes of the same tranche issued at a discount from the principal amount payable at maturity thereof which do not provide for any periodic payments of interest (“Zero Coupon Notes”) and which have the same Original Issue Date, Maturity Date, redemption terms, if any, and the same provisions with respect to Original Issue Discount (collectively, the “Zero Coupon Terms”) will be represented by a single Individual Global Note.

Identification:

CUSIP Numbers. The Company has previously arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of approximately 900 CUSIP numbers, which have been reserved for assignment to the Notes. Prior to the commencement date of the program, the Company will forward a list of such CUSIP numbers to the Issuing Agent and the Depositary. The Issuing Agent will assign CUSIP numbers to Book-Entry Notes prior to their issuance as described below under Settlement Procedure C. The Depositary will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Issuing Agent has assigned to Book-Entry Notes. At any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes and the Company will forward a list of such additional CUSIP numbers to the Issuing Agent and the Depositary. Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 and otherwise required to be represented by the same Individual Global Note will instead be represented by two or more Individual Global Notes which shall all be assigned the same CUSIP number.

ISINs and Common Codes. For Notes trading directly through the Euroclear Bank SA/NV, or its successor, as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream”), the Company (either on its own behalf or through the applicable Paying Agent or the applicable Agent) will obtain an ISIN and a Common Code for those Notes following confirmation of the purchase of the applicable Notes. Notwithstanding any provision herein to the contrary, the administrative procedures relating to the issuance of Notes trading directly through Euroclear and/or Clearstream shall be agreed upon among the relevant parties from time to time.

Maturities:	Unless the applicable Pricing Supplement states otherwise, each Note will mature on a Business Day agreed to by the Company and the purchaser 9 months or more from its Original Issue Date. Unless the applicable Pricing Supplement states otherwise, no Commercial Paper Rate Note will mature less than 9 months and 1 day from its Original Issue Date. Unless otherwise specified in the applicable Pricing Supplement, no Series T Book-Entry Note will mature less than 5 years from its Original Issue Date.

Denominations:	Unless otherwise specified in the applicable Pricing Supplement, all Book-Entry Notes will be denominated in U.S. dollars. Unless otherwise specified in the applicable Pricing Supplement, all Book-Entry Notes will be issued in denominations of $1,000 and any amount in excess of $1,000 which is an integral multiple of $1,000.

Individual Global Notes representing Book-Entry Notes will be denominated in principal amounts not in excess of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single Individual Global Note, then one Individual Global Note will be issued to represent $500,000,000 principal amount of such Note or Notes and an additional Individual Global Note or Notes will be issued to represent any remaining principal amount of such Note or Notes. In such a case, each of the Individual Global Notes representing such Note or Notes shall be assigned the same CUSIP number or applicable identifier.

Registration:	Unless otherwise specified in the applicable Pricing Supplement and an Authentication Certificate Supplemental to the Officers’ Certificate and Company Orders, each dated as of June 16, 2023 (an “Authentication Certificate”), each Global Note will be registered in the name of Cede & Co., as nominee for the Depositary, on a Book-Entry Note register to be maintained by the Issuing Agent on behalf of the Company. The beneficial owner of a Book-Entry Note represented by a Global Note (or one or more indirect participants in the Depositary designated by such owner) will designate one or more participants in the Depositary (with respect to such Book-Entry Note, the “Participants”) to act as agent for such beneficial owner in connection with the book-entry system maintained by the Depositary, and the Depositary will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in the Depositary.

Transfers:	Unless otherwise specified in the applicable Pricing Supplement, transfers of a Book-Entry Note represented by a Global Note will be accomplished by book entries made by the Depositary and, in turn, by Participants (and in certain cases, one or more indirect participants in the Depositary) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges Upon Consolidation:	Unless otherwise specified in the applicable Pricing Supplement, the Issuing Agent may deliver to the Depositary and the CUSIP Service Bureau and Interactive Data Corporation at any time a written notice (at the addresses and in the manner specified in the Letters of Representations) specifying (a) the CUSIP numbers of two or more Book-Entry Notes outstanding on such date that represent Book-Entry Notes having the same series and the same Fixed Rate Terms or Floating Rate Terms or Zero Coupon Terms, as the case may be (other than Original Issue Dates, which may differ), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the Notes represented by such Book-Entry Notes, on which such Book-Entry Notes shall be exchanged for a single replacement Book- Entry Note; and (c) a new CUSIP number to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, the Depositary will send to its Participants (including the Issuing Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Issuing Agent will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid.

On the specified exchange date, (i) if Book-Entry Notes represented by Master Global Note(s) are involved in the exchange, the Issuing Agent will exchange, on its records, such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and a new Original Issue Date and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned; and (ii) if Book-Entry Notes represented by Individual Global Note(s) are involved in the exchange, the Issuing Agent will exchange such Individual Global Note(s) for a single Individual Global Note bearing the new CUSIP number and a new Original Issue Date. Notwithstanding the foregoing, if the Book-Entry Notes to be exchanged for an Individual Global Note exceed $500,000,000 in aggregate principal amount, one replacement Individual Global Note will be authenticated and issued to represent $500,000,000 of principal amount of the exchanged Book-Entry Notes and an additional Individual Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes as specified under “Denominations” above.

Repayment and Redemption:	The Issuing Agent will comply with the terms of the Letters of Representations with regard to redemptions or optional repayments of the Book-Entry Notes. If a Book-Entry Note evidenced by a Master Global Note is to be repaid or redeemed in part, the Issuing Agent will exchange, on its records, such Book-Entry Note for two Book-Entry Notes, one of which shall represent the portion of the Book-Entry Note being redeemed or repaid and shall be canceled immediately after issuance and the other of which shall represent the remaining portion of such Book-Entry Note and shall bear the CUSIP number or applicable identifier of the surrendered Book-Entry Note.

If a Book-Entry Note evidenced by an Individual Global Note is to be repaid or redeemed in part, the Issuing Agent will exchange such Individual Global Note for two Individual Global Notes, one of which shall represent the portion of the Individual Global Note being redeemed or repaid and shall be canceled immediately after issuance and the other of which shall represent the remaining portion of such Individual Global Note and shall bear the CUSIP number or applicable identifier of the surrendered Individual Global Note.

Price to Public:	Unless a discount or premium is agreed to and is set forth in a Pricing Supplement, each Note will be issued at 100% of its principal amount.

Original Issue Discount Securities:	Notes may be issued in the form of Original Issue Discount Notes as indicated in the applicable Pricing Supplement.

Interest:	Unless otherwise specified in the applicable Pricing Supplement, interest on each Note that bears interest will accrue at the fixed rate per annum applicable to the related Interest Period (as defined below) or Interest Periods or at the rate per annum determined pursuant to the Base Rate applicable to the related Interest Period or Interest Periods. Each payment of interest on a Book-Entry Note will include interest accrued from and including the Original Issue Date (or other specified date on which interest begins to accrue) or from and including the most recent Interest Payment Date to which interest has been paid or duly provided, as the case may be, to, but excluding, the Interest Payment Date or the Maturity Date, as the case may be (each such interest accrual period, an “Interest Period”).

Interest will be payable to the person in whose name a Global Note representing a Book-Entry Note is registered at the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at maturity or upon redemption of a Book-Entry Note will be payable to the person to whom the principal of such Book-Entry Note is payable. The first payment of interest on any Book-Entry Note originally issued after a Regular Record Date and on or before an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date.

The Depositary will arrange for each pending deposit message, described under Settlement Procedure C below, to be transmitted to Standard & Poor’s Corporation, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor’s Corporation.

Notice of Interest Payments:	The Paying Agent will take all steps necessary for any Interest Payment Date on any Book-Entry Note together with the amount of interest then payable, as well as changes in the interest rates on all Floating Rate Book-Entry Notes as they occur from time to time, to be reported to Standard & Poor’s Corporation in the manner described in the Letters of Representations.

Calculation of Interest:	Unless otherwise specified in the applicable Pricing Supplement, in the case of Fixed Rate Notes, interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

Unless otherwise specified in the applicable Pricing Supplement, in the case of Floating Rate Notes, accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for to the date for which interest is being calculated is calculated by multiplying the face amount of the Floating Rate Note by the applicable accrued interest factor (the “Accrued Interest Factor”). The Accrued Interest Factor is computed by adding together the interest factors calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate notes or CMT Rate notes, (2) 365, in the case of CORRA notes, or (3) 360, in the case of other floating rate notes. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate specified in the applicable Pricing Supplement.

On or before each Calculation Date (but in no event later than the Business Day prior to the Interest Payment Date), the Calculation Agent will determine the interest rate as described in the applicable Floating Rate Note and notify the Company and the Paying Agent of such interest rate promptly after the determination is made. The Paying Agent will (no later than the Business Day prior to the Interest Payment Date) determine the Accrued Interest Factor applicable to any such Floating Rate Note. The Paying Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Floating Rate Note.

Payments of Principal and Interest:	Unless the applicable Pricing Supplement states otherwise, the following procedures shall apply with respect to the payments of principal and interest:

A. Payments of Interest Only. As soon as practicable after each Regular Record Date (in no event later than the Business Day prior to the following Interest Payment Date), the Issuing Agent will deliver to the Company and the Depositary a written notice specifying by CUSIP number or applicable identifier the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. No later than the Business Day prior to each Interest Payment Date, the Company will confirm with the Issuing Agent the amount payable on each such Book-Entry Note on such Interest Payment Date, and will advise the Issuing Agent of the expected source of such funds. The Depositary will confirm the amount payable on each such Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s Corporation. On such Interest Payment Date, the Paying Agent will withdraw from the Company’s account and the Paying Agent in turn will pay to the Depositary, such total amount of interest due (other than at maturity or upon any redemption or repayment), at the times and in the manner set forth below under “Manner of Payment.”

B. Payments at Maturity or Upon Any Redemption or Repayment. On or about the first Business Day of each month (but no event later than the Business Day prior to the following Interest Payment Date), the Issuing Agent will deliver to the Company and the Depositary a written list of principal and any premium and interest (to the extent then determinable) to be paid on each Book-Entry Note maturing either at maturity or upon redemption in the following month. No later than the Business Day preceding the Maturity Date of each such Book-Entry Note, the Issuing Agent, the Company and the Depositary will confirm the amounts of such principal and any premium and interest payments with respect to such Book-Entry Note, and the Company will advise the Issuing Agent of the expected source of such funds. On such Maturity Date, the Paying Agent will withdraw from the Company’s account and in turn will pay to the Depositary, the principal amount of such Book-Entry Note, together with any premium and interest due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” Promptly after payment to the Depositary of the principal and any premium and interest due on the Maturity Date of any Book-Entry Note, the Issuing Agent will: (i) if such Book-Entry Note is represented by a Master Global Note, cancel, on its records, such Book-Entry Note, or (ii) if such Book-Entry Note is represented by an Individual Global Note, cancel and destroy such Individual Global Note, in each case in accordance with the terms of the applicable Indenture, and deliver to the Company a certificate of cancellation or destruction. Upon request of the Company from time to time, the Issuing Agent will deliver to the Company a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the immediately preceding Business Day.

C. Manner of Payment. The total amount of principal and any premium and interest due on Book-Entry Notes on any Interest Payment Date or at maturity shall be paid by the Company to the Paying Agent, in funds available for use by the Paying Agent as of 9:30 a.m., New York City time, on such date. With respect to payments of principal and any premium, the Paying Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by the Depositary) to an account at the Federal Reserve Bank of New York previously specified by the Depositary, in funds available for immediate use by the Depositary, each payment of principal and premium, if any, due on a Book-Entry Note on such date prior to 10:00 a.m., New York City time, on such date. With respect to payments of interest, the Paying Agent will make such payments to the Depositary in funds available for immediate use by the Depositary on each Interest Payment Date in accordance with existing arrangements between the Paying Agent and the Depositary. Thereafter on such date, the Depositary will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by the Depositary. Such Participants will in turn pay the appropriate portions thereof to the respective indirect participants and beneficial owners of the Book-Entry Notes. Neither the Company, the Issuing Agent, the Paying Agent nor the Trustee shall have any responsibility or liability for the payment by the Depositary of the principal of, premium, if any, or interest on the Book-Entry Notes to such Participants, or for the payments by such Participants to the indirect participants and beneficial owners of the Book-Entry Notes.

D. Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in the Depositary or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Exchange Rate for Notes Payable in a Currency Other Than U.S. Dollars:	For Notes payable in a currency other than U.S. dollars, the exchange agent identified in the applicable Global Note and/or the applicable Pricing Supplement will determine the applicable rate of exchange for payment in U.S. dollars in the circumstances described in the Prospectus Supplement, or as may otherwise be described in the applicable Global Note and/or the applicable Pricing Supplement.

Acceptance and Rejection of Offers:	Each Agent shall have the right to reject any offer to purchase Notes received by it, in whole or in part. Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes from the Company received by it that in such Agent’s judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part.

Settlement:	The receipt of immediately available funds by the Company in payment for a Book-Entry Note and the authentication and delivery of such Note shall, with respect to such Note, constitute “settlement.” Offers accepted by the Company will be settled two Business Days after such acceptance (“T+2”), or at a time as the purchaser and the Company shall agree, pursuant to the timetable for settlement under “Settlement Procedures” below. If Procedures A and B of the Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the “Settlement Procedures Timetable,” such offer shall not be settled until the Business Day following the completion of Settlement Procedures A and B or such later date as the purchaser and the Company shall agree.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note shall be as follows:

A. With respect to each Book-Entry Note sold to or through an Agent (unless otherwise specified pursuant to a Terms Agreement), the Agent will advise the Treasury Department of the Company by telephone of the following settlement information with respect to each Book-Entry Note:

1. Series of such Note (viz., Series S or Series T). 2. Principal amount of such Note. 3. Settlement Date (Original Issue Date). 4. Maturity Date. 5. Fixed Rate Notes:

a)  interest rate

Floating Rate Notes:

a)  interest rate or Base Rate applicable to each Interest Period;

b)  Initial Interest Rate;

c)  Spread or Spread Multiplier, if any;

d)  Interest Reset Dates;

e)  Interest Determination Dates;

f)   Interest Payment Dates;

g)  Regular Record Dates;

h)  Index Maturity;

i)   maximum interest rate, if any; and

j)   minimum interest rate, if any.

Original Issue Discount Notes:

a)  original issue discount;

b)  yield to maturity; and

c)  whether the Note is subject to the “Special Original Issue Discount Provisions” or is an Original Issue Discount Note for federal income tax purposes only.

6.  Price to public of such Note.

7.  Trade date.

8.  Redemption Terms, if any.

9.  Any terms that are different from or in addition to those set forth in the applicable Prospectus Supplement and the Officers’ Certificate.

10.  Denominations.

11.  Agent’s name and commission.

12.  Net proceeds to the Company.

B.1.  The Company will advise the Issuing Agent of the above settlement information and, if such settlement information was received from an Agent as described above, the name of such Agent. Such information shall be provided by the Company to the Issuing Agent in the form of an Authentication Certificate and shall state, in addition to the settlement information, the aggregate initial offering price of Notes of such series and of all Notes which will have been issued on the settlement date.

2.  In case of each Book-Entry Note sold to or through an Agent, the Company shall provide to the Agent a copy of the applicable Pricing Supplement, and shall supply the Agent on or prior to the settlement date with an adequate supply of Prospectuses, Prospectus Supplements and Pricing Supplements.

3.  The Company will file via EDGAR the Pricing Supplement with the Commission in accordance with Rule 424 of the Commission.

In case of each Book-Entry Note sold to or through an Agent, one copy of the Pricing Supplement (along with a copy of the cover letter, if any, sent to the SEC if a filing with the SEC was required) will be delivered or mailed to such Agent no later than the date on which such Pricing Supplement is filed with the Commission.

In addition, copies shall be sent to Squire Patton Boggs (US) LLP, 221 E. Fourth St., Cincinnati, Ohio 45202, attention: James J. Barresi, and Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, attention: David Ni.

C. The Issuing Agent will assign a CUSIP number to such Note and will telephone the Company and advise the Company of such CUSIP number. The Company will obtain, or will arrange for the applicable Paying Agent to obtain, an ISIN and Common Code if the Notes also are clearing through Euroclear and/or Clearstream. The Issuing Agent will communicate to the Depositary (which, in turn, will forward such information to Standard & Poor’s Corporation) and the Agent (if applicable), through the Depositary’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1.  The information set forth in Settlement Procedure A.

2.  Identification numbers of the Participant accounts maintained by the Depositary on behalf of the Issuing Agent and the Agent.

3.  Identification as a Fixed Rate Book-Entry Note, Floating Rate Book-Entry Note; Fixed Rate Original Issue Discount Book-Entry Note or Zero Coupon Book-Entry Note.

4.  Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for purposes of the Depositary (which shall be the Regular Record Date or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Notes (which amount shall have been confirmed by the Issuing Agent).

5. CUSIP number, ISIN and Common Code (as applicable) of such Note.

6. Whether such Note is represented by a Master Global Note.

D. If such Note is to be represented by an Individual Global Note, the Company will complete and deliver to the Issuing Agent an Individual Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

E.  If such Note is to be represented by an Individual Global Note, the Issuing Agent will authenticate the Individual Global Note representing such Note, and will advise the Company of the issuance and authentication of such Individual Global Note.

If such Note is to be represented by a Master Global Note, the Issuing Agent will complete the Master Global Note as it relates to such Note by making appropriate entries in its records to evidence the Company’s obligations under such Master Global Note.

F. The Depositary will credit such Note to the Participant account of the Issuing Agent maintained by the Depositary.

G. The Issuing Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System (or take equivalent action if the Depositary is not DTC) instructing the Depositary (i) to debit such Note to the Issuing Agent’s Participant account and credit such Note to the Participant account of the Agent, or the customer (as applicable), maintained by the Depositary and (ii) to debit the settlement account of the Agent, or the customer (as applicable), and credit the settlement account of the Issuing Agent maintained by the Depositary, in an amount equal to the price of such Note less such Agent’s commission (in case such Note is sold to or through an Agent). Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Issuing Agent to the Depositary that (i) such Note as evidenced by a Global Note has been issued and authenticated and (ii) the record and evidence of such Note is being held by the Issuing Agent.

H. In case such Note is sold to or through an Agent, unless the Agent is the end purchaser of such Note, the Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System (or take equivalent action if the Depositary is not DTC) instructing the Depositary (i) to debit such Note to the Agent’s participant account and credit such Note to the Participant account of the Participants maintained by the Depositary and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent maintained by the Depositary, in an amount equal to the price to public of such Note.

I.   Transfers of funds in accordance with SDFS deliver orders or equivalent actions described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.   The Issuing Agent will cause to be credited to the Company’s account at Deutsche Bank Trust Company Americas funds available for immediate use in the amount transferred to the Company in accordance with Settlement Procedure G.

K. In case such Note is sold to or through an Agent, unless the Agent is the end purchaser of such Note, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participant with respect to such Note, a confirmation order through the Depositary’s Participant Terminal System or equivalent actions by mailing a written confirmation to such purchaser.

Settlement Procedures
Timetable:	For orders of Book-Entry Notes accepted by the Company, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below.

Settlement
Procedure	Time

A-B	11:00 a.m. on the trade date
C	2:00 p.m. on the trade date
D	3:00 p.m. on the Business
Day before Settlement Date
E	9:00 a.m. on Settlement Date
F	10:00 a.m. on Settlement Date
G-H	2:00 p.m. on Settlement Date
I	4:45 p.m. on Settlement Date
J-K	5:00 p.m. on Settlement Date

If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B and C shall be completed prior to the specified times on the first Business Day after such trade date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the Initial Interest Rate for a Floating Rate Book-Entry Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS or equivalent operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, the Issuing Agent will deliver to the Depositary, through the Depositary’s Participant Terminal System or equivalent system, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Issuing Agent has not entered an SDFS deliver order or taken an equivalent action with respect to a Book-Entry Note pursuant to Settlement Procedure G, then, upon written request of the Company, the Issuing Agent shall deliver to the Depositary, through the Depositary’s Participant Terminal System or equivalent system, as soon as practicable, a withdrawal message instructing the Depositary to debit such Note to the Participant account of the Issuing Agent maintained at the Depositary. The Depositary will process the withdrawal message, provided that such Participant account contains a principal amount of the Book-Entry Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by an Individual Global Note, the Issuing Agent will mark such Individual Global Note “canceled,” make appropriate entries in its records, destroy such canceled Individual Global Note and send a certificate of destruction to the Treasury Department of the Company; if withdrawal messages are processed with respect to all the Book-Entry Notes represented by a Master Global Note, the Issuing Agent will make appropriate entries in its records and send a certificate of cancellation to the Treasury Department of the Company. The CUSIP number or applicable identifier assigned to such Book-Entry Note shall, in accordance with applicable procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Book-Entry Notes represented by an Individual Global Note, the Issuing Agent will exchange such Individual Global Note for two Individual Global Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled and destroyed immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Individual Global Note and shall bear the CUSIP number or applicable identifier of the surrendered Individual Global Note; if withdrawal messages are processed with respect to a portion of the Book-Entry Notes represented by a Master Global Note, the Issuing Agent will make appropriate entries in its records and remaining portion of such Book-Entry Notes shall bear the same CUSIP number or applicable identifier.

In case the Book-Entry Notes are sold to or through an Agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through the Depositary’s Participant Terminal System debiting such Note to such Agent’s Participant Account or take equivalent action and crediting such Note to the Participant Account of the Issuing Agent and shall notify the Trustee and the Company thereof. Thereafter, the Issuing Agent (i) will immediately notify the Company, once the Issuing Agent has confirmed that such Note has been so credited, and the Company shall transfer to such Agent an amount equal to the amount previously credited to the Company’s account for such Note pursuant to Settlement Procedure J and (ii) will deliver the withdrawal message and the Issuing Agent thereupon will take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement between such Agent and the Company, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book- Entry Note, the Depositary may take any actions in accordance with its SDFS or equivalent operating procedures then in effect.

Procedure for Changing Rates or Other Variable Terms:	When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, in case such Notes are sold to or through an Agent, the Company will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only “indications of interest” may be recorded. Immediately after acceptance by the Company of an offer to purchase at a new interest rate or new variable term, the Company, the Agent and the Issuing Agent shall follow the procedures set forth under “Settlement Procedures” above.

Suspension of Solicitation;	Subject to its representations, warranties and covenants contained in the
Amendment or Supplement:	Distribution Agreement, in case the Notes are sold to or through an Agent, the Company may instruct the Agents to suspend solicitation of purchases of Notes at any time. Upon receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement, the Prospectus or the applicable Prospectus Supplement relating to the Notes (other than to change interest rates or other variable terms with respect to the offering of the Notes through a Pricing Supplement), it will promptly advise the Agents and the Issuing Agent and a reasonable time in advance of filing will furnish the Agents, the Issuing Agent and their respective counsel with copies of the proposed amendment or supplement.

In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to change interest rates or other variable terms) there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Issuing Agent whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:	A copy of the most recent Prospectus and Prospectus Supplement and of the applicable Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale of a Book-Entry Note sent to its purchaser or (b) the payment for such Note by its purchaser.

Authenticity of Signatures:	The Agents will have no obligations or liability to the Company, the Issuing Agent or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Issuing Agent or the Trustee on any Note.

Issuing Agent, Trustee and Paying Agent Not to Risk Funds:	Nothing herein shall be deemed to require the Issuing Agent, Trustee or Paying Agent to risk or expend its own funds in connection with any payment to the Company, the Agents or the Depositary, it being understood that payments by the Issuing Agent, Trustee or Paying Agent hereunder shall be made only to the extent funds are provided to the Issuing Agent, Trustee or Paying Agent, as the case may be, for such purpose.